As filed with the Securities and Exchange Commission on April 22, 2010
                                                     Registration No. 333-165391

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM S-1/A

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        VICTORIA INTERNET SERVICES, INC.
                 (Name of small business issuer in its charter)

          Nevada                                               6199
(State or Other Jurisdiction                        (Primary Standard Industrial
     of Organization)                                    Classification Code)

                                                                              XL Corporate Services, Inc.
                     2470 East 16th Street                                        88 South E Street
                       Brooklyn, NY 11235                                     Virginia City, Nevada 89440
               P (718) 344-0866 F (718) 679-9500                                    (702) 866-2500
     (Address, including zip code, and telephone number,            (Name, address, including zip code, and telephone
including area code, of registrants principal executive offices)     number, including area code, of agent for service)

                                   Copies to:
    Scott P. Doney, Attorney at Law 3273 E. Warm Springs Las Vegas, NV 89120
                            telephone (702) 312-6255
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a Smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

================================================================================
Securities to     Amount To Be   Offering Price     Aggregate      Registration
be Registered      Registered       Per Share     Offering Price       Fee
--------------------------------------------------------------------------------
Common Stock       5,000,000          $0.01         $50,000          $3.56
================================================================================

[1] Estimated solely for purposes of calculating the registration fee under Rule 457.


There is no current market for the securities. Although the registrant's common stock has a par value of $0.0000001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock in good faith and for the purposes of the registration fee, based on $0.01 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.


REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.


Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

================================================================================

                                   PROSPECTUS

                        VICTORIA INTERNET SERVICES, INC.
                        5,000,000 SHARES OF COMMON STOCK
                         $0.0000001 PAR VALUE NO MINIMUM
                                 $0.01 PER SHARE


There is currently no market for our common stock and we can provide no assurance that a market will develop. We aim to obtain quotation of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize. In order to obtain quotation on the OTC Bulletin Board our company will be required to procure the sponsorship of a registered market maker. There is no guarantee that we will ever obtain the sponsorship of a market maker and as a result may be unable to quote our common stock on the OTC Bulletin Board,

If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.


Before this offering, there has been no public market for the common stock.


We are offering on a best-efforts basis 5,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers. The offering price for the 5,000,000 shares of common stock to the public will be fixed at $0.001 per share for the duration of the offering. The offering does not require that we sell a minimum number of shares. The proceeds from the sale of the shares in this offering will immediately be payable to VICTORIA INTERNET SERVICES. and used in our operations. Funds will be held in our corporate bank account. As a result, creditors could attach the funds.

The offering shall terminate on the earlier of (i) 180 days after the effectiveness of the registration statement (ii) when the offering is fully subscribed for. Our ability to terminate the offering is limited to ending the duration of the offering and accepting the amount of shareholder funds as of the termination date


Our common stock will be sold by Leon Golden, our sole officer and director.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" STARTING AT PAGE 5.

                               Offering Price       Expenses     Proceeds to Us
                               --------------       --------     --------------

Per Share                        $  0.01            $0.0015         $0.0085
Maximum                          $50,000            $ 7,500         $42,500

The difference between the Aggregate Offering Price and the Proceeds to Us is $7,500. The $7,500 will be paid to unaffiliated third parties for expenses connected with this offering. The $7,500 will be paid from the first proceeds of this offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL TO TELL YOU OTHERWISE.


                  THE DATE OF THIS PROSPECTUS IS APRIL __, 2010

                                TABLE OF CONTENTS


                                                                         Page No
                                                                         -------

Summary of our Offering                                                      3

Risk Factors                                                                 5

Use of Proceeds                                                             10

Determination of Offering Price                                             11

Dilution of the Price You Pay for Your Shares                               11

Plan of Distribution; Terms of the Offering                                 13

Management's Discussion and Analysis of Financial Condition or
Plan of Operation                                                           15

Business                                                                    20

Management                                                                  24

Executive Compensation                                                      25

Principal Stockholders                                                      26

Description of Securities                                                   27

Certain Transactions                                                        28

Litigation                                                                  29

Experts                                                                     29

Legal Matters                                                               29

Financial Statements                                                        29

                             SUMMARY OF OUR OFFERING


     Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.


OUR BUSINESS


     Victoria Internet Services, Inc. was incorporated in the State of Nevada on October 9, 2009 and is in its development stage. As of December 31, 2009 we had $400 in revenues, have minimal assets and have incurred losses since inception. We have yet to implement our business model and our current focus is to obtain effectiveness of our registration statement from the Securities and Exchange Commission and apply to FINRA for quotation on the OTC Bulletin Board.


     We intend to commence operations in the business of online tax preparation in the North American market. To date, the only operations we have engaged in are the development of a business plan and the registration of the domain name (www.victoriainternetservices.com) for our new website and provided services for one client.

     Our principal executive office is located at 2470 East 16th Street, Brooklyn NY 11235. Our fiscal year end is December 31.

THE OFFERING

     Following is a brief summary of this offering:

Securities being offered             Up to 5,000,000 shares of common stock, par
                                     value $0.001.


Offering price per share             The offering  price will be fixed at $0.001
                                     per share for the duration of the offering

Offering period                      The offering shall terminate on the earlier
                                     of (i) 180 days after the  effectiveness of
                                     the  registration  statement  (ii) when the
                                     offering  is  fully   subscribed  for.  Our
                                     ability  to   terminate   the  offering  is
                                     limited  to  ending  the  duration  of  the
                                     offering  and   accepting   the  amount  of
                                     shareholder funds as of the termination date


Net proceeds to us                   $42,500

Use of proceeds                      We  will  use  the   proceeds  to  pay  for
                                     administrative expenses, the implementation of our business plan, and working capital.

Number of shares outstanding
before the offering                  4,000,000

Number of shares outstanding
after the offering if all of
the shares are sold                  9,000,000

Market for the common stock          There   has   been   no   market   for  our
                                     securities.  Our common stock is not traded
                                     on any exchange or on the  Over-the-Counter
                                     market.  After  the  effective  date of the
                                     registration  statement  relating  to  this
                                     prospectus,  we hope to have a market maker
                                     file  an  application  with  FINRA  for our
                                     common  stock  to  be  come   eligible  for
                                     trading  on the  Over-the-Counter  Bulletin
                                     Board. WE do not yet have a market maker who has agreed to file such application.

                                     There is no assurance that a trading market will develop or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.


LIQUIDITY

     There is currently no market for our common stock and we can provide no assurance that a market will develop. We aim to obtain quotation of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize. In order to obtain quotation on the OTC Bulletin Board our company will be required to procure the sponsorship of a registered market maker. There is no guarantee that we will ever obtain the sponsorship of a market maker and as a result may be unable to quote our common stock on the OTC Bulletin Board,

     If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

OWNERSHIP

     Mr. Leon Golden presently owns 100% of our common stock and may continue to own the majority of our registered shares after the offering. This could allow him to control the Company and its operations.

SELECTED FINANCIAL DATA


     The following financial information summarizes the more complete historical financial information at the end of this prospectus. Total Expenses are composed of incorporation costs, Legal and audit costs, and initial website costs. These expenses are required in order to obtain effectiveness status and initiate our public offering.


                                                      As of December 31, 2009
                                                      -----------------------
                                                              (Audited)
       BALANCE SHEET
       Total Assets                                           $ 13,900
       Total Liabilities                                      $  6,413
       Stockholders Equity                                    $  7,487

                                                     Period from October 9, 2009
                                                        (date of inception) to
                                                          December 31, 2009
                                                          -----------------
                                                              (Audited)
       INCOME STATEMENT
       Revenue                                                $    400
       Total Expenses                                         $ 12,913
       Net Loss                                               $(12,513)

                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

     WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

     We have not started our business. We need the proceeds from this offering to start our operations. If $50,000 is raised, this amount will enable us, after paying the expenses of this offering, to begin the process of developing our website and marketing strategy. The marketing strategy includes the development of our marketing plans and initiate the development of marketing and support material such as business cards, brochures, flyers and catalogues. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

     INVESTORS  CANNOT  WITHDRAW  FUNDS  ONCE  INVESTED  AND WILL NOT  RECEIVE A
REFUND.

     Investors do not have the right to withdraw invested funds. Subscription payments will be paid to VICTORIA INTERNET SERVICES. and held on our corporate bank account if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

     WE MAY IN THE FUTURE ISSUE ADDITIONAL SHARES OF COMMON STOCK, WHICH WOULD REDUCE INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

     Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, par value $0.0000001 per share, of which 4,000,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.


     WE LACK AN OPERATING HISTORY AND HAVE NOT GENERATED ANY SUBSTANTIAL REVENUES OR PROFIT TO DATE. THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY HAVE TO CEASE OPERATIONS.

     We were incorporated in October of 2009 and we have not started our proposed business operations or realized any revenues other than the reported $400.00. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $12,513 of which $413 is incorporation service fee. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to earn profit by attracting enough customers who will pay for our services. We cannot guarantee that we will be successful in generating substantial revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations.


     PARTICIPATION IS SUBJECT TO RISKS OF INVESTING IN MICRO CAPITALIZATION COMPANIES.


     Micro capitalization companies generally have limited product lines, markets, market shares and financial resources. The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies. In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

     Investing in Victoria Internet Services Inc. has its own specific risks, that are discussed throughout the risk factors section.


     BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

     Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

     BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

     Our sole officer and director, Leon Golden will only be devoting limited time to our operations. Mr. Golden intends to devote 20 hours of his week to our business affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Leon Golden from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Golden may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

     IF WE SELL ONLY 50% OF THE SHARES IN THIS OFFERING OUR SOLE OFFICER AND DIRECTOR WILL OWN 61.5% OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND
CONTROL   CORPORATE   DECISIONS   THAT  MAY  BE   DISADVANTAGEOUS   TO  MINORITY
SHAREHOLDERS.

     After completion of the offering if only 2,500,000 of the shares are sold, Mr. Golden, our sole officer and director, will own 61.5% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Golden may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

     IF LEON GOLDEN, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER THAT COULD RESULT IN OUR OPERATIONS SUSPENDING. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

     We extremely depend on the services of our sole officer and director, Leon Golden, for the future success of our business. The loss of the services of Mr. Golden could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

     IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

     We have no customers. We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

     WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

     We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

     WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

     We have never operated as a public company. We have no experience in complying with the various rules and regulations which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

     IF OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTC BULLETIN BOARD, THE TRADING PRICE WILL FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.


     As of the date of this Prospectus, our common stock is not yet quoted on the Over-the-Counter Bulletin Board. If our shares of common stock are quoted on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) failure to meet our revenue or profit goals or operating budget; (ii) decline in demand for our common stock; (iii) downward revisions in securities analysts' estimates or changes in general market conditions; (iv) technological innovations by competitors or in competing technologies; (v) lack of funding generated for operations; (vi) investor perception of our industry or our prospects; and (vii) general economic trends.


     In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

     OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE "PENNY STOCK' RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

     The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

     THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

     There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. WE do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulties selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.


     BECAUSE WE HAVE ARBITRARILY DETERMINED SHARE PRICE, IT MAY NOT BEAR ANY RELATIONSHIP TO OUR ASSETS, EARNINGS, BOOK VALUE, OR ANY OTHER OBJECTIVE CRITERIA OF VALUE.

     The offering price for the 5,000,000 shares of common stock to the public will be fixed at $0.001 per share for the duration of the offering. We arbitrarily determined the share price of the shares and the maximum offering amount of the shares. Among the factors considered were: (1) our relative cash requirements, (2) the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholder, (3) the proceeds to be raised by the offering, and (4) the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholder. There is, however, no relationship whatsoever between the offering price of the shares and our assets, earnings, book value or any other objective criteria of value. There can be no assurance that, even if a public trading market develops for our securities, the shares will attain market values commensurate with the offering price. An arbitrary determination of the offering price increases the risk that purchasers of the shares in the offering will pay more than the value the public market ultimately assigns to the shares and more than an independent appraisal value.

                                USE OF PROCEEDS


     Our offering is being made on a self-underwritten basis-- no minimum of shares must be sold in order for the offering to proceed. The offering price per share is fixed at $0.01 per share for the duration of the offering. There is no assurance that we will raise the full $50,000 as anticipated.


     The following table below sets forth the uses of proceeds assuming the sale of 50% and 100% of the securities offered for sale in this offering by the company.

                                                        $25,000          $50,000
                                                        -------          -------

           Gross proceeds                               $25,000          $50,000
           Offering expenses                            $ 7,500          $ 7,500
           Net proceeds                                 $17,500          $42,500

     The net proceeds will be used as follows:

           Website development                          $ 5,000          $ 5,000
           Marketing and advertising                    $ 3,000          $ 5,000
           Establishing an office                       $ 2,500          $ 4,000
           Salaries                                     $     0          $10,000
           Audit, accounting and filing fees            $ 4,000          $ 4,000
           Working capital                              $ 3,000          $14,500

     Total offering expenses to be paid from the proceeds are $7,500. They consist of $2,000 for legal fees; $97.21 for printing our prospectus; $600 for accounting fees and expenses; $3,500 for auditor fees and expenses; $1,300 for our transfer agent fees; and $2.79 for our SEC filing fee.

     Upon the completion of this offering, we intend to immediately initiate the development of our website "www.wictoriainternetservices.com." We intend to hire an outside web designer to assist us in designing and building our website. We will use our website to offer easy online "Real-Time" tax preparation. The cost of our website is estimated to be $5,000.


     The marketing and advertising campaign will consist of web search optimization, development and distribution of marketing literature through email and direct mail, promotion of our website, and client referrals from our sole director and president Mr. Leon Golden. The cost of developing the campaign is estimated to be between $3,000 and $5,000.


     We estimate the cost to establish our office to be approximately $2,500 to $4,000. This will include set up physical office space, furniture, telephone, fax and computer in order to operate our business.

     Working capital is the cost related to operating our business. It is comprised of expenses for rent, telephone service, mail, stationary, accounting, expenses of filing reports with the SEC, expansion costs, and general working capital.

     If we are not able to raise even the $25,000 described in the alternative scenario expenses associated with office setup and marketing would be reduced while website development and audit fees would take priority in order to begin operations and maintain company's good standing. Operations would be handled from our current address while the Company seeks other sources of capital including but not limited to debt.


                         DETERMINATION OF OFFERING PRICE

     The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $50,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

     -    our lack of operating history
     -    the proceeds to be raised by the offering
     - the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholder, and
     -    our relative cash requirements.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.


     As of December 31 2009, the net tangible book value of our shares of common stock was $7487 or approximately $ 0.0019 per share based upon 4,000,000 shares outstanding. Our anticipated costs associated with the completion of this offering are approximately $7,500 and so we are further reducing this amount to $0 or approximately $ 0.0000 per share based on 4,000,000 shares outstanding for the purpose of the following calculation.


IF 100% OF THE SHARES ARE SOLD:


     Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 9,000,000 shares to be outstanding will be $50,000 or approximately $0.0055 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0055 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.0055 per share.


     After completion of this offering, if 5,000,000 shares are sold, you will own 55.5% of the total number of shares then outstanding for which you will have made cash investment of $50,000, or $0.01 per share. Our existing stockholders will own 44.5% of the total number of shares then outstanding, for which they have made contributions of cash totaling $20,000.00 or $0.005 per share.

IF 50% OF THE SHARES ARE SOLD


     Upon completion of this offering, in the event 2,500,000 shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $25,000, or approximately $0.0038 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0038 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.0038 per share.

     After completion of this offering you will own approximately 38.5% of the total number of shares then outstanding for which you will have made cash investment of $25,000, or $0.01 per share. Our existing stockholders will own approximately 61.5% of the total number of shares then outstanding, for which they have made contributions of cash totaling $20,000.00 or $0.005 per share.


     The following table compares the differences of your investment in our shares with the investment of our existing stockholders.


EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD:

  Price per share                                                    $    0.005
  Net tangible book value per share before offering                  $   0.0000
  Potential gain to existing shareholders                            $   50,000
  Net tangible book value per share after offering                   $   0.0055
  Increase to present stockholders in net tangible book value
   per share after offering                                          $   0.0055
  Capital contributions                                              $   20,000
  Number of shares outstanding before the offering                    4,000,000
  Number of shares after offering assuming the sale of the maximum
   number of shares                                                   9,000,000
  Percentage of ownership after offering                                   44.5%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL 100% SHARES SOLD

  Price per share                                                    $     0.01
  Dilution per share                                                 $   0.0055
  Capital contributions                                              $   50,000
  Number of shares after offering held by public investors            5,000,000
  Percentage of capital contributions by existing shareholders            28.57%
  Percentage of capital contributions by new investors                    71.43%
  Percentage of ownership after offering                                   55.5%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD

  Price per share                                                    $     0.01
  Dilution per share                                                 $   0.0038
  Capital contributions                                              $   25,000
  Percentage of capital contributions by existing shareholders            44.44%
  Percentage of capital contributions by new investors                    55.56%
  Number of shares after offering held by public investors            2,500,000
  Percentage of ownership after offering                                   38.5%

                   PLAN OF DISTRIBUTION; TERMS OF THE OFFERING


     The offering consists of a maximum of 5,000,000 shares of common stock to be sold by Victoria Internet Services, Inc. The offering price for the 5,000,000 shares of common stock to the public will be fixed at $0.001 per share for the duration of the offering.


     This offering will be conducted on a best-efforts basis utilizing the efforts of our sole officer and director, Leon Golden. Potential investors will include, but are not limited to, family, business associated, friends and acquaintances. The intended methods of communication include, without limitation, telephone and personal contact. In our endeavors to sell this offering, we do not intend to use any mass advertising methods such as the internet or print media. There can be no assurance that all, or any, of the shares will be sold.


     Funds from this offering will be placed in our corporate bank account. Your subscription will be deposited in the company's bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment. Investors do not have the right to withdraw invested funds.


     We will sell the shares in this offering through Leon Golden, our sole officer and director. He will receive no commission from the sale of any shares. He will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1. The person is not statutorily  disqualified,  as that term is defined in
Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

     Leon Golden is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He will not participate in selling and offering securities for any issuer more than once every twelve months.

     Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various locations where the offering will be registered. We will not utilize the

Internet to advertise our offering. Mr. Golden will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

     Management and affiliates thereof will not purchase shares in this offering to reach $50,000.

     We intend to sell our shares within the United States.

SECTION 15(g) OF THE EXCHANGE ACT

     Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

     Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

OFFERING PERIOD AND EXPIRATION DATE


     The offering shall terminate on the earlier of (i) 180 days after the effectiveness of the registration statement (ii) when the offering is fully subscribed for. Our ability to terminate the offering is limited to ending the duration of the offering and accepting the amount of shareholder funds as of the termination date


PROCEDURES FOR SUBSCRIBING

     If you decide to subscribe for any shares in this offering, you must

     -    execute and deliver a subscription agreement
     -    deliver a check or certified funds to us for acceptance or rejection.

     All checks for subscriptions must be made payable to VICTORIA INTERNET SERVICES.

RIGHT TO REJECT SUBSCRIPTIONS

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.


     We are a start-up stage corporation and have not started full operations or generated or realized any substantial revenues from our business operations. Our current focus is to obtain effectiveness of our registration statement from the Securities and Exchange Commission and apply to FINRA for quotation on the OTC Bulletin Board.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any substantial revenues and no substantial revenues are anticipated until we develop our website, and implement our marketing plan.. We believe the technical aspects of our website will be sufficiently developed to use for our operations 100 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Even if we raise $ 50,000 in this offering, we can not be certain how long the money will last, however, we do believe it will last twelve months. We will not begin operations until we raise money from this offering.


     To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to successfully attract sufficient clientele we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.


SCENARIO 1; $50,000 RAISED

     If we raise $50,000 from this offering, mamangement believes that it will be able to maintain operations for approximately one year under a no revenue situation. This will however leave the Company with limited funds available to develop growth strategy. If we are able to achieve consistent revenues within 150 days of the completion of offering management believe we will be able to maintain and expand operation without raising additional funds.

SCENARIO 2; $25,000 RAISED

     If we raise $25,000 from this offering, mamangement believes that it will be able to maintain operations for approximately five months under a no revenue situation. This will however leave the Company with limited funds available to develop growth strategy. If we are able to achieve consistent revenues within 150 days of the completion of offering management believe we will be able to maintain and expand operation without raising additional funds.

     There are more risks associated with raising of funds less than the full $50,000. We will have limited working capital to maintain operations if there are any delays in operations.

SCENARIO 3; LESS THAN 25,000 RAISED

     If we are unable to raise $25,000 from this offering we will look at two alternative options:

     Option 1- Non-internet based operations may have to be initiated in order to earn revenues to pay for the costs associated with setting up the website and payment software required to conduct online business. Mr. Golden has several clients and could expand his clientele in order to earn revenues conducting tax preparation in person until such time when the Company has funds to set up web and software requirements.

     Option 2- Director and bank loans will be considered if required to finance operations. There is no guarantee that loans will be made available to the Company.

PLAN OF OPERATION


     Assuming we raise the whole amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations is as follows:


COMPLETE OUR PUBLIC OFFERING

     We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate all our efforts on raising capital during this period. We do not plan to begin business operations until we complete our public offering.


     The following table below sets forth the uses of proceeds assuming the sale of 50% and 100% of the securities offered for sale in this offering by the company. Management believes these costs will cover the neccesarry proceeds for company to develop our operations to the point that we may begin delivering services.

                                                        $25,000          $50,000
                                                        -------          -------

           Gross proceeds                               $25,000          $50,000
           Offering expenses                            $ 7,500          $ 7,500
           Net proceeds                                 $17,500          $42,500

     The net proceeds will be used as follows:

           Website development                          $ 5,000          $ 5,000
           Marketing and advertising                    $ 3,000          $ 5,000
           Establishing an office                       $ 2,500          $ 4,000
           Salaries                                     $     0          $10,000
           Audit, accounting and filing fees            $ 4,000          $ 4,000
           Working capital                              $ 3,000          $14,500


     Once we have completed our offering, our specific business plan for the next 5 months is as follows:

DEVELOP OUR WEBSITE. (1 MONTH)

     Upon completion of our public offering, we will hire a web designer to design our website. Our website will be built for two purposes:

     1) To promote and give potential clients an intro to the ease of doing their taxes from the comfort of their home.

     2) To allow the interaction to occur between client and accounting rep.

     We intend to have the website created in a user friendly manner so that both clients and accounting staff, (which will be comprised only of our sole Director and Officer Mr. Leon Golden for the first year of operations), will be able to conduct business in an efficient and effective manner.


ESTABLISH OUR OFFICE. (1 MONTH)

     When our website is operational, we plan to set up a new office and acquire the necessary equipment we need to begin operations. We believe that it will cost $2,500 to $4,000 to set up and obtain the necessary equipment to begin operations. Our sole officer and director will handle our administrative duties.


OFFICE REQUIREMENTS:

     Computer                  $1,200.00
     Furnishings               $  350.00
     Filing                    $  350.00
     Print/Scan/Fax            $  400-$1,200
     Phone                     $  100
     Misc                      $  100-$800


COMMENCE MARKETING CAMPAIGN. (3 MONTHS)


     Once our website is operational and an office is established, we will begin to market our services. Initially, our sole officer and director, Leon Golden, will look for potential customers. We intend to use other marketing strategies, such as web advertisements, direct mailing, and phone calls to potential customers. Marketing is an ongoing matter that will continue during the life of our operations. We also expect to get new clients from "word of mouth" advertising where our potential clients from Mr. Golden's current clientele and new clients will refer their colleagues to us. We will encourage such advertising by rewarding person who refer new clients to us. We intend to spend from 3,000 to 5,000 on marketing efforts during the first year.

COMMENCE OPERATIONS

     During the initial 3 month marketing champagne management expects clients to begin using the online services provided by Victoria Internet Services Inc. Initially our sole Director and Officer, Leon Golden, will be responsible for tax preparation and consultation. If we are successful in our marketing campaign it may become necessary to hire accounting staff to help with the workload. This is not expected until after the initial 5 months following the closing of our financing.

PRO-FORMA REVENUES

     We expect an average individual client to take approximately 30 minutes per meeting while a small business client will take an average of 2 hours. Associated revenues will be approximately $80 and $400. Assuming an average work day of 8 hours Mr. Golden can see 16 individual clients or 4 small business clients. Associated daily revenues are $1,280 and $1,600. These numbers are pro-forma in nature and are meant to show the capacity of the Company without hiring additional employees and not a guarantee of future revenues. Mr. Leon

Golden, our sole Director and Officer has only committed 20 hours per week to Victoria Internet Services until such a time when demand requires him to commit additional hours. Based on a 20 hour work week Associated daily revenues would be $640 and $800 respectively.

PRO-FORMA EXPENSES

     Using the same assumptions as discussed in "Pro-Forma Revenues" section the only real variable costs will be the labor costs associated with Mr. Leon Golden's time. Assuming a wage of $4,000.00 per month (or 180 per working day) gross profits before deducting fixed costs, interests, taxes and amortization will be approximately $1,100 and $1,420 based on individual and small business clients. Wages are used to show actual economic costs of a typical employee however our sole Director and Officer Mr. Leon Golden will only be accepting a salary when the Company achieves profitability. As shown in the "Use of Proceeds" table $10,000 in annual salary has been budgeted for if $50,000 is raised and no salary has been budgeted if $25,000 is raised.

     Fixed costs are discussed in the "Use of Proceeds" table.

SUMMARY


     In summary, we should be in full operation and selling our services within 150 days of completing our offering. Until we have reached a high and sustainable level of clientele we do not believe our operations will be profitable. If we are unable to attract new clients to pay for our services we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

     Leon Golden, our president will be devoting approximately 20 hours a week to our operations. Once we begin operations, and are able to attract more and more clients, Mr. Golden has agreed to commit more time as required. Because Mr. Golden will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL


     There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any substantial revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.


     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

FROM INCEPTION ON OCTOBER 9, 2009 TO DECEMBER 31, 2009


     During the period we incorporated the company, prepared a business plan reserved the domain name www.victoriainternetservices.com and provided services for one client. Our loss since inception is $12,513 of which $413 is incorporation service fee. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations 150 days after we complete this offering.


     Since inception, we sold 4,000,000 shares of common stock to our sole officer and director for $20,000.

LIQUIDITY AND CAPITAL RESOURCES


     As of the date of this prospectus, we have yet to generate any substantial revenues from our business operations.


     We issued 4,000,000 shares of common stock through a Section 4(2) offering in November 2009. This was accounted for as a sale of common stock.

     As of December 31, 2009, our total assets were $13,900 and our total liabilities were $6,413 comprising of $413 owning to Leon Golden, our sole officer and director, and $6,000 of accrued expenses.

                                    BUSINESS

GENERAL


     We were incorporated in the State of Nevada on October 9, 2009. We have not started full operations. We have reserved the domain (www.victoriainternetservices.com) and are developing a website that will allow our customers to communicate on a real time basis with our team of tax preparers from the comfort of home of the office. We have not generated any substantial revenues and the only operation we have engaged in is the development of a business plan. Our business address is at 2470 East 16th Street, Brooklyn, NY 11235. Our telephone number is 718- 344-0866.We have only begun operations in a very limited capacity and will not begin full operations till the completion of this offering. Our plan of operation is forward-looking and there is no assurance that we will ever begin operations. We are a development stage company and have earned $400 in revenue since our inception on October 9, 2009. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding. The revenues earned to date are from a single client whos taxes were prepared in person. Our sole Director and Officer, Mr. Leon Golden has shifted focus to assuring the effectivniss of the Registration statement in order to complete the proposed offering.


SERVICES


     Upon completion of our website we will provide an interactive environment that will allow our customers to communicate on a real time basis with tax preparers from their home, office or anywhere. Our tax preparers will collect all income and financial information from our customers online and answer all their questions real time as well. All of our tax preparers will have an internet camera so that the customer can see them and feel like they were in the office with the tax preparer. Upon completion of the online real time session we will electronically file our customer's tax return. We will charge a fee for this service which will be paid online by credit card.

     We intend to open our office in Brooklyn, New York. The office will accommodate between 5-10 tax preparers ("TP"). On an "as needed basis" each TP will be provided with a computer, internet camera and telephone. Each TP will be qualified to file individual and corporate tax returns.

     Initially our sole Director and Officer, Leon Golden, will be responsible for tax preparation and consultation. If we are successful in our marketing campaign it may become necessary to hire accounting staff to help with the workload. This is not expected until after the initial 5 months following the closing of our financing.

PRO-FORMA REVENUES

     We expect an average individual client to take approximately 30 minutes per meeting while a small business client will take an average of 2 hours. Associated revenues will be approximately $80 and $400. Assuming an average work day of 8 hours Mr. Golden can see 16 individual clients or 4 small business clients. Associated daily revenues are $1,280 and $1,600. These numbers are pro-forma in nature and are meant to show the capacity of the Company without hiring additional employees and not a guarantee of future revenues. Mr. Leon Golden, our sole Director and Officer has only committed 20 hours per week to Victoria Internet Services until such a time when demand requires him to commit additional hours. Based on a 20 hour work week Associated daily revenues would be $640 and $800 respectively.

PRO-FORMA EXPENSES

     Using the same assumptions as discussed in "Pro-Forma Revenues" section the only real variable costs will be the labor costs associated with Mr. Leon Golden's time. Assuming a wage of $4,000.00 per month (or 180 per working day) gross profits before deducting fixed costs, interests, taxes and amortization will be approximately $1,100 and $1,420 based on individual and small business clients. Wages are used to show actual economic costs of a typical employee however our sole Director and Officer Mr. Leon Golden will only be accepting a salary when the Company achieves profitability. As shown in the "Use of Proceeds" table $10,000 in annual salary has been budgeted for if $50,000 is raised and no salary has been budgeted if $25,000 is raised.

     Fixed costs are discussed in the "Use of Proceeds" table.

SEASONALITY OF WORK

     Once in full operations we expect demand and the associated revenues to vary drastically throughout the year. The nature of tax preparation is such that the month leading up to April 15 are an extremely busy time while the rest of the year business can often be sporadic. The need for seasonal employees will be assessed during February of 2011 in order to determine staffing and training requirements.

MARKETING PLAN

     In the beginning of our business operations, we plan to advertise our business on local billboards, local news paper and the internet that will promote our business. Initially, our sole officer and director, Leon Golden, will look for potential customers. We intend to use other marketing strategies, such as web advertisements, direct mailing, and phone calls to potential customers. Marketing is an ongoing matter that will continue during the life of our operations. We also expect to get new clients from "word of mouth" advertising where our potential clients from Mr. Golden's current clientele and new clients will refer their colleagues to us. We will encourage such advertising by rewarding person who refer new clients to us. We intend to spend from 3,000 to 5,000 on marketing efforts during the first year.


     We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have not yet begun operations and will not begin operations until we have completed this offering. Our plan of operation is forward looking and there is no assurance that we will ever begin operations.

     We have not conducted any market research into the likelihood of success of our operations or the acceptance of our products or advisory services by the public.

STRATEGY

     We intend to open a Real Time On-Line Income Tax Preparation service. Currently, we do not have any customers or any contracts for our services. We also have not yet commenced any operations.

MARKET

     We intend to initially target New York City. In our first year of operation, we plan to open one location. Customers will pay for our goods and services with credit card.

REGULATORY REQUIREMENTS


     We ar not currently required to obtain any special licenses, or meet and special regulatory requirements before establishing our business other than a business license. If new government regulations, laws, or licensing requirements are passed that would restrict or eliminate delivery of any of our intended services, then our business may suffer. If we cannot hire enough qualified tax preparers then our business may suffer as well.


MARKETING

     Initially, our services will be promoted by Mr. Leon Golden who has many years as a tax preparer. He will discuss our services with his friends and business associates. We also anticipate utilizing other marketing avenues in our attempt to make our services known to the general public and attract potential customers. These marketing activities will be designed to inform potential customers about the benefits of using our services and may include the following: development and distribution of marketing literature; direct mail and email advertising; billboards advertisement and, promotion of our web site.

WEBSITE MARKETING STRATEGY

     We intend to promote our website by displaying it on our business cards, flyers and brochures. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.

REVENUE

     We intend to generate revenues by selling our tax preparation services. Therefore, we will require substantial start-up capital in order to setup our interactive online site and begin operations. Leon Golden, our president, will be devoting approximately 20 hours a week of his time to our operations. Once we begin operations Mr. Golden agreed to commit more time as required. Because Mr. Golden will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Golden. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

INSURANCE

     We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

     We are a development stage company and currently have no employees, other than our sole officer and director. We intend to hire additional employees on an as needed basis.

OFFICES

     Our business office is located at 2470 East 16th Street Brooklyn NY 11235. Our telephone number is (718) 334-0866. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

GOVERNMENT REGULATION

     We are not currently subject to direct federal, state or local regulation and we do not believe that government regulation will have a material impact on the way we conduct our business.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

     Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, address, age and position of our present officers and directors are set forth below:

Name and Address        Age                       Position(s)
----------------        ---                       -----------

Leon Golden             37    President, Principal Executive Officer, Secretary,
2470 East 16th Street         Treasurer, Principal Financial Officer, Principal
Brooklyn, NY 11235            Accounting Officer and sole member of the Board of
                              Directors.

     The person named above has held his offices/positions since inception of our company and are expected to hold his offices/positions until the next annual meeting of our stockholders.

BACKGROUND OF OFFICERS AND DIRECTORS

     Leon Golden - PRESIDENT, CHIEF EXECUTIVE OFFICER, SECRETARY, TREASURER, CHIEF FINANCIAL OFFICER, PRINCIPAL ACCOUNTING OFFICER AND OUR SOLE DIRECTOR.


     Since October 9, 2009, Mr. Golden has been our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and sole member of our Board of Directors. For the past three years, Mr. Golden has had his own CPA practice in New York City, and prior to that he worked as a public accountant for another New York City CPA firm for fifteen years. Mr. Golden serves on the board of directors of Sunrise Energy Resources Inc. (OTCBB:SEYR and Victoria Industries Inc. (OTCBB-VIIN). Mr. Golden holds a B.S. degree in Accounting from Brooklyn College.

     Mr. Golden has been chosen to serve as our director based on his experience as a CPA as well as his business ownership experience in the industry of accounting as well as his public company experience from positions currently held.

     Mr. Golden devotes approximately 20 hours per week to our operations, and will devote additional time as required. Mr. Leon Golden is the Chief Financial Officer of Victoria Industries, Inc. (OTCBB: VIIN) and an independent director of Sinrise Energy Resources, Inc. (OTCBB: SEYR)


     During the past five years, Mr. Golden has not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Golden was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Golden's involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

AUDIT COMMITTEE FINANCIAL EXPERT

     We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

CONFLICTS OF INTEREST


     The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve Victoria Internet services. This includes his current duties as an employee and director of other companies. Mr. Golden has agreed to dedicate 100% of his available time to Victoria Internet Services at such a time when it is required.


                             EXECUTIVE COMPENSATION

     The  following  table  sets  forth  the  compensation  paid by us from  our inception on October 9, 2009 to December 31, 2009 to our officer. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

                      EXECUTIVE OFFICER COMPENSATION TABLE

                                                                 Non-Equity     Nonqualified
                                                                  Incentive       Deferred
Name and                                     Stock    Option        Plan        Compensation    All Other
Principal                Salary    Bonus    Awards    Awards    Compensation      Earnings    Compensation     Total
Position        Year     (US$)     (US$)     (US$)     (US$)        (US$)           (US$)         (US$)        (US$)
---------       ----     ------    -----    ------    ------    ------------      --------    ------------     -----
Leon Golden     2009       0         0        0         0             0               0             0            0
President

     We have no employment agreements with our sole officer and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

     The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

     There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

COMPENSATION OF DIRECTORS

     The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

                          DIRECTOR'S COMPENSATION TABLE

                       Fees                            Non-Equity     Nonqualified
                      Earned                            Incentive       Deferred
                     Paid in     Stock     Option        Plan         Compensation     All Other
                      Cash      Awards     Awards     Compensation      Earnings      Compensation     Total
    Name      Year    (US$)      (US$)      (US$)         (US$)           (US$)          (US$)         (US$)
    ----      ----    ----      ------     ------     ------------      --------      ------------     -----
Leon Golden   2009     0           0          0             0               0               0            0

LONG-TERM INCENTIVE PLAN AWARDS

     We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

INDEMNIFICATION

     Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

                                                                                             Percentage of
                                                                     Number of Shares       Ownership After
                              Number of        Percentage of         After Offering           the Offering
Name and Address            Shares Before     Ownership Before     Assuming all of the     Assuming all of the
Beneficial Owner [1]        the Offering       the Offering           Shares are Sold       Shares are Sold
--------------------        ------------       ------------           ---------------       ---------------
   Leon Golden                4,000,000            100%                   4,000,000              44.5%

----------

[1] The person named above may be deemed to be a "PARENT" and "PROMOTER" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Golden is the only "PROMOTER" of our company.


FUTURE SALES BY EXISTING STOCKHOLDERS

     A total of 4,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

     There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 4,000,000 restricted shares of our common stock.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0000001 per share. The holders of our common stock:

     - have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
     - are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
     - do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
     - are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 44.5% of our outstanding shares.

CASH DIVIDENDS

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

ANTI-TAKEOVER PROVISIONS

     There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

REPORTS

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

     We do not have stock transfer agent appointed at this time.

                              CERTAIN TRANSACTIONS

     In November 2009, we issued a total of 4,000,000 shares of restricted common stock to Leon Golden, our sole officer and director in consideration of $20,000.

     Further, Mr. Golden has advanced funds to us. As of December 31 2009, Mr. Golden advanced us $413 The loan is non-interest bearing, due upon demand and unsecured.

                                   LITIGATION

     We are not currently a party to any legal proceedings. Our address for service of process is at 2470 East 16th Street Brooklyn NY, 11235.

                                     EXPERTS

     Our financial statements for the period from inception to December 31, 2009, included in this prospectus have been audited by Silberstein Ungar, PLLC as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS


     Scott P. Doney of 3273 E. Warm Springs Las Vegas, NV has provided an opinion on the validity of our common stock. We have retained him solely for the purpose of providing this opinion and review our registration statement.


                              FINANCIAL STATEMENTS

     Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared either internally or by an outside accounting firm, and then will be audited by an independent PCAOB registered CPA firm (presently, Silberstein Ungar, PLLC).

                        VICTORIA INTERNET SERVICES, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

                                DECEMBER 31, 2009


Report of Independent Registered Public Accounting Firm                      F-1

Balance Sheet as of December 31, 2009                                        F-2

Statement of Operations  for the period from October 9, 2009
(Date of Inception) to December 31, 2009                                     F-3

Statement of Stockholder's Equity as of December 31, 2009                    F-4

Statement of Cash Flows for the period from October 9, 2009
(Date of Inception) to December 31, 2009                                     F-5

Notes to the Financial Statements                                            F-6

Silberstein Ungar, PLLC CPAs and Business Advisors
--------------------------------------------------------------------------------
                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Victoria Internet Services, Inc.
Brooklyn, New York

We have audited the accompanying balance sheet of Victoria Internet Services, Inc. (the "Company") as of December 31, 2009, and the related statements of operations, stockholder's equity, and cash flows for the period from October 9, 2009 (Date of Inception) through December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Victoria Internet Services, Inc. as of December 31, 2009 and the results of its operations and its cash flows for the period from October 9, 2009 (Date of Inception) through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has limited working capital, has received limited revenue from sales of products or services, and has incurred losses from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Silberstein Ungar, PLLC
-----------------------------------
Bingham Farms, Michigan
February 23, 2010

                        VICTORIA INTERNET SERVICES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                             AS OF DECEMBER 31, 2009


                                                               December 31, 2009
                                                               -----------------

                                     ASSETS

Current Assets
  Cash and cash equivalents                                         $ 13,900
                                                                    --------

Total Assets                                                        $ 13,900
                                                                    ========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities
  Current Liabilities
    Accrued expenses                                                $  6,000
    Loan from shareholder                                                413
                                                                    --------

Total Liabilities                                                      6,413
                                                                    --------

Stockholder's Equity
  Common stock, par value $0.0000001; 100,000,000 shares
   authorized, 4,000,000 shares issued and outstanding                     1
  Additional  paid in capital                                         19,999
  Deficit accumulated during the development stage                   (12,513)
                                                                    --------
Total Stockholder's Equity                                             7,487
                                                                    --------

Total Liabilities and Stockholder's Equity                          $ 13,900
                                                                    ========


                 See accompanying notes to financial statements.

                        VICTORIA INTERNET SERVICES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
      FOR THE PERIOD FROM OCTOBER 9, 2009 (INCEPTION) TO DECEMBER 31, 2009


                                                            For the period from
                                                              October 9, 2009
                                                               (Inception) to
                                                                December 31,
                                                                    2009
                                                                -----------

REVENUES                                                        $       400
                                                                -----------

OPERATING EXPENSES
  Professional fees                                                   6,000
  Consulting fees                                                     5,000
  Web Development                                                     1,500
  Incorporation costs                                                   413
                                                                -----------

TOTAL OPERATING EXPENSES                                             12,913
                                                                -----------

NET LOSS FROM OPERATIONS                                            (12,513)

PROVISION FOR INCOME TAXES                                                0
                                                                -----------

NET LOSS                                                        $   (12,513)
                                                                ===========

NET LOSS PER SHARE: BASIC AND DILUTED                                 (0.01)
                                                                ===========

WEIGHTED AVERAGE NUMBER OF SHARES
 OUTSTANDING: BASIC AND DILUTED                                   1,831,325
                                                                ===========


                 See accompanying notes to financial statements.

                        VICTORIA INTERNET SERVICES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDER'S EQUITY
      FOR THE PERIOD FROM OCTOBER 9, 2009 (INCEPTION) TO DECEMBER 31, 2009

                                                                              Deficit
                                                                            accumulated
                                       Common stock          Additional      during the
                                    -------------------        paid-in      development
                                    Shares       Amount        capital         stage           Total
                                    ------       ------        -------         -----           -----
Inception, October 9, 2009               --      $   --       $     --       $      --       $     --

Shares issued for cash at
 $0.005 per share                 4,000,000           1         19,999              --         20,000

Net loss for the period ended
 December 31, 2009                       --          --             --         (12,513)       (12,513)
                                  ---------      ------       --------       ---------       --------

Balance, December 31, 2009        4,000,000      $    1       $ 19,999       $ (12,513)      $  7,487
                                  =========      ======       ========       =========       ========


                 See accompanying notes to financial statements.

                        VICTORIA INTERNET SERVICES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
      FOR THE PERIOD FROM OCTOBER 9, 2009 (INCEPTION) TO DECEMBER 31, 2009


                                                            For the period from
                                                              October 9, 2009
                                                               (Inception) to
                                                                December 31,
                                                                    2009
                                                                  --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                         $(12,513)
  Changes in assets and liabilities:
    Increase in accrued expenses                                     6,000
                                                                  --------
CASH FLOWS USED IN OPERATING ACTIVITIES                             (6,513)
                                                                  --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                20,000
  Loan from shareholder                                                413
                                                                  --------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                         20,413
                                                                  --------

NET INCREASE IN CASH                                                13,900

Cash, beginning of period                                                0
                                                                  --------

CASH, END OF PERIOD                                               $ 13,900
                                                                  ========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                   $      0
                                                                  ========

  Income taxes paid                                               $      0
                                                                  ========


                 See accompanying notes to financial statements.

                        VICTORIA INTERNET SERVICES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2009


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Victoria Internet Services, Inc. was incorporated in the State of Nevada on October 9, 2009. The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises ("SFAS No.7") (ASC 915-10). As of December 31, 2009 we had $400 in revenues, have minimal assets and have incurred losses since inception. We have yet to implement our business model and our current focus is to obtain effectiveness of our registration statement from the Securities and Exchange Commission and apply to FINRA for quotation on the OTC Bulletin Board.

We intend to commence operations in the business of online tax preparation in the North American market. To date, the only operations we have engaged in are the development of a business plan and the registration of the domain name (www.victoriainternetservices.com) for our new website and provided services for one client.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $12,513 as of December 31, 2009 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Use of Estimates and Assumptions
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock-based Compensation
Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123 (R) (ASC 718). To date, the Company has not adopted a stock option plan and has not granted any stock options.

                        VICTORIA INTERNET SERVICES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2009


NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes
Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of December 31, 2009.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted a December 31 fiscal year end.

Dividends
The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Advertising Costs
The Company's policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the year ended December 31, 2009.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

                        VICTORIA INTERNET SERVICES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2009


NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements
In May 2009, the FASB issued SFAS 165 (ASC 855-10) entitled "Subsequent Events". Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS 165 (ASC 855-10) provides that financial statements are considered "issued" when they are widely distributed for general use and reliance in a form and format that complies with GAAP. SFAS 165 (ASC 855-10) is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively.

In June 2009, the FASB issued SFAS 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. ("SFAS 168" or ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 and interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company's results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented.

As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company's financial position, operations or cash flows.

Stock-Based Compensation
As of December 31, 2009, the Company has not issued any stock-based payments to its employees.

The Company uses the modified prospective method of accounting for stock-based compensation. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the estimated grant-date fair value.

NOTE 4 - ACCRUED EXPENSES

Accrued expenses at December 31, 2009 consisted of amounts owed to the Company's outside independent auditors and lawyers for services rendered for periods reported on in these financial statements.

                        VICTORIA INTERNET SERVICES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2009


NOTE 5 - COMMON STOCK

The authorized capital of the Company is 100,000,000 common shares with a par value of $ 0.0000001 per share.

In November 2009, the Company issued 4,000,000 shares of common stock at a price of $0.005 per share for total cash proceeds of $20,000.

There were 4,000,000 shares of common stock issued and outstanding as of December 31, 2009.

NOTE 6 - INCOME TAXES

As of December 31, 2009, the Company had net operating loss carry forwards of approximately $12,513 that may be available to reduce future years' taxable income through 2029. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                           December 31, 2009
                                                           -----------------
        Refundable Federal income tax attributable to:
          Current Operations                                    $ 4,254
          Less: valuation allowance                              (4,254)
                                                                -------
        Net provision for Federal income taxes                  $     0
                                                                =======

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                           December 31, 2009
                                                           -----------------
        Deferred tax asset attributable to:
          Net operating loss carryover                          $ 4,254
          Less: valuation allowance                              (4,254)
                                                                -------
        Net deferred tax asset                                  $     0
                                                                =======

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $12,513 for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

                        VICTORIA INTERNET SERVICES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2009


NOTE 7 - LOAN FROM SHAREHOLDER

On October 9, 2009, the sole Director and President Leon Golden loaned the Company $413. The loan is unsecured, non-interest bearing, and due on demand.

The balance due to the shareholder is $413 as of December 31, 2009.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 9 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to December 31, 2009 and has determined that it does not have any material subsequent events to disclose in these financial statements.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:


                SEC Registration Fee                  $    3.56
                Printing Expenses                     $   97.21
                Accounting Fees and Expenses          $  600.00
                Auditor Fees and
                Expenses                              $3,500.00
                Legal Fees and Expenses               $2,000.00
                Transfer Agent Fees                   $1,300.00
                                                      ---------
                TOTAL                                 $7,500.77
                                                      =========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     1. Article XII of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.
     2.   Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

     Name and Address         Date                 Shares        Consideration
     ----------------         ----                 ------        -------------

     Leon Golden        November 24, 2009        4,000,000         $20,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

     The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.


Exhibit No.                 Document Description
-----------                 --------------------

    3.1      Articles of Incorporation *
    3.2      Bylaws *
    5.1      Opinion of Scott P. Doney, Esq Attorney At Law
   23.1      Consent of Silberstein Ungar, PLLC
   23.2      Consent of Counsel is located in legal opinion filed as Exhibit 5.1
   99.1      Form of Subscription Agreement

----------
* Filed Previously


ITEM 17. UNDERTAKINGS

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (a) include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the "CALCULATION OF REGISTRATION FEE" table in the effective registration statement; and

          (c) include any additional or changed material information with respect to the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For the purpose of determining liability under the Securities Act to any purchaser:

          Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.ss.230.430A of this chapter), shall be deemed to be part of and included in the registration  statement  as  of  the  date  it  is  first  used  after effectiveness. PROVIDED HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

          (b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Brooklyn NY on this 21st day of April, 2010.


                        VICTORIA INTERNET SERVICES


                        BY: /s/  Leon Golden
                            ----------------------------------------------------
                            Leon Golden, President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and sole member of the Board of Directors.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


                            /s/  Leon Golden
                            ----------------------------------------------------
                            Leon Golden, President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and sole member of the Board of Directors.


                            April 21, 2010

                                  EXHIBIT INDEX


Exhibit No.                 Document Description
-----------                 --------------------

    3.1      Articles of Incorporation *
    3.2      Bylaws *
    5.1      Opinion of Scott P. Doney, Esq Attorney At Law
   23.1      Consent of Silberstein Ungar, PLLC
   23.2      Consent of Counsel is located in legal opinion filed as Exhibit 5.1
   99.1      Form of Subscription Agreement

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* Filed Previously